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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
AMERICAN MEDICAL SECURITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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April 26, 2002

To All Shareholders:

        You are cordially invited to attend the Company's 2002 Annual Meeting of Shareholders on Tuesday, June 18, 2002, in Green Bay, Wisconsin.

        The Annual Meeting will begin promptly at 11:00 a.m. local time at the Radisson Inn located at 2040 Airport Drive in Green Bay, Wisconsin.

        The official Notice of Annual Meeting, Proxy Statement and appointment of proxy form are included with this letter. The matters listed in the Notice of Annual Meeting are described in detail in the Proxy Statement.

        The vote of every shareholder is important to us. Please note that returning your completed proxy will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy will be greatly appreciated.

Sincerely,

Samuel V. Miller Chairman of the Board, President and Chief Executive Officer

3100 AMS Boulevard	Green Bay, Wisconsin 54313	920-661-1111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock
of American Medical Security Group, Inc.:

        The Annual Meeting of the Shareholders (the "Meeting") of American Medical Security Group, Inc. (the "Company") will be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Tuesday, June 18, 2002, at 11:00 a.m. local time, for the following purposes:

  1.
  To elect four directors of the Company for terms expiring at the 2005 Annual Meeting of Shareholders; and

  2.
  To transact any other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on April 15, 2002, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

        A copy of the Proxy Statement furnished in connection with the solicitation of proxies by the Company's Board of Directors for use at the Meeting accompanies this Notice.

        Shareholders who cannot attend in person are requested to complete and return the enclosed proxy in the envelope provided. You may revoke your proxy at any time prior to the voting thereof by advising the Secretary of the Company in writing (by subsequent proxy or otherwise) of such revocation.

Your vote is important.
Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it promptly in the envelope provided.

By Order of the Board of Directors,

Timothy J. Moore Secretary
Green Bay, Wisconsin April 26, 2002

3100 AMS Boulevard
Green Bay, Wisconsin 54313

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 18, 2002

SOLICITATION AND VOTING

General

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Medical Security Group, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Tuesday, June 18, 2002, at 11:00 a.m. local time, and at any adjournment or postponement thereof. At the Meeting, shareholders of the Company will consider and vote upon (1) the election of four directors of the Company for terms expiring at the 2005 Annual Meeting of Shareholders and (2) such other business as may be properly brought before the Meeting.

        The Annual Report to Shareholders for the year ended December 31, 2001, the Notice of the Meeting, this Proxy Statement and the accompanying appointment of proxy form were first mailed to shareholders on or about April 26, 2002.

Outstanding Voting Common Stock

        Only holders of record of shares of common stock, no par value per share ("Common Stock"), of the Company at the close of business on April 15, 2002, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. Shareholders will be entitled to one vote for each share of Common Stock held. As of April 15, 2002, there were outstanding 12,590,166 shares of Common Stock.

Quorum and Voting

        When you sign and return the enclosed appointment of proxy form, shares of the Common Stock represented thereby will be voted FOR the nominees for directors named in this Proxy Statement, unless you specify otherwise on the proxy form. In the event that any nominee for director is unable to serve, the proxy holders may vote for a substitute designated by the Board of Directors of the Company. Returning your completed proxy form will not prevent you from voting in person at the Meeting should you be present and wish to do so.

        A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Meeting. Any abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum.

        Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders' meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The Inspectors of Election appointed under the authority of the Board of Directors will count the votes and ballots at the Meeting.

Revocation

        You may revoke your proxy at any time before it is voted. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company, Timothy J. Moore at the Company's principal executive offices at 3100 AMS Boulevard, Green Bay, Wisconsin 54313 by 11:00 a.m., local time, on June 18, 2002. Attendance at the meeting, in and of itself, will not revoke your proxy.

Solicitation

        The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Officers and other employees of the Company may solicit proxies by personal interview, telephone and facsimile, in addition to the use of the mails, but will receive no additional compensation for such activities. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of the Common Stock held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses.

Agreement with Cobalt Corporation

        On March 19, 2002, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Cobalt Corporation ("Cobalt") and Blue Cross & Blue Shield United of Wisconsin, a wholly owned subsidiary of Cobalt, ("BCBSUW" and together with Cobalt, "Cobalt/BCBSUW") whereby the Company agreed to repurchase 1,400,000 shares of Common Stock from BCBSUW at a price of $13.00 per share in cash, or an aggregate of $18,200,000 (the "Share Repurchase"). The Company completed the Share Repurchase on March 22, 2002, and BCBSUW withdrew its previously delivered notice of intention to nominate a slate of directors for election at the Meeting.

        On March 19, 2002, in accordance with the terms of the Stock Purchase Agreement, the Company's Board of Directors increased the size of the Board to 14 directors and appointed two new directors nominated by Cobalt/BCBSUW, Thomas R. Hefty and Kenneth L. Evason, effective upon the closing of the Share Repurchase (which occurred on March 22, 2002). Pursuant to the Stock Purchase Agreement, Cobalt/BCBSUW will be entitled to designate two director nominees to the Board for so long as it holds at least 20% of the issued and outstanding shares of Common Stock and will be entitled to designate only one director nominee to the Board for so long as it holds at least 10% but less than 20% of the issued and outstanding shares of Common Stock. Mr. Hefty (or his successor) will resign effective immediately upon the date that Cobalt/BCBSUW owns less than 20% of the then issued and outstanding shares of Common Stock and Mr. Evason (or his successor) will resign effective immediately upon the date that BCBSUW/Cobalt owns less than 10% of the then issued and outstanding shares of Common Stock. For so long as Cobalt/BCBSUW has any nominees on the Board, BCBSUW agreed to vote its shares for the slate of directors nominated by the Board of Directors. Pursuant to the Stock Purchase Agreement, Cobalt/BCBSUW has also agreed to certain "standstill" provisions. For a more complete description of the Stock Purchase Agreement, see "CERTAIN TRANSACTIONS—Stock Purchase Agreement" below.

ELECTION OF DIRECTORS

        Four directors are to be elected at the Meeting to serve three year terms expiring at the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The names of the persons nominated by the Board of Directors and the continuing Board members are set forth below, along with additional information regarding such persons. Each nominee is presently serving as a director of the Company. Information below is provided as of March 31, 2002.

        The election shall be determined by a plurality of the votes cast. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the election of the nominees described below. The four nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as the Board of Directors of the Company may recommend.

        The Board of Directors unanimously recommends a vote "FOR" each of the nominees for directors listed below.

NOMINEES FOR ELECTION AT THIS MEETING WITH TERMS EXPIRING IN 2005

	Director Since	Principal Occupation during Past Five Years
Roger H. Ballou Age: 50	1998	Mr. Ballou is President and Chief Executive Officer of CDI Corporation ("CDI"), a staffing and project management company. He is a former Chairman and Chief Executive Officer of Global Vacation Group where he served from March 1998 to September 2000. Immediately prior to that time, Mr. Ballou served as a senior advisor to Thayer Capital Partners, a venture capital firm. From 1995 to 1997, Mr. Ballou served as Vice Chairman and Chief Marketing Officer and then as President and Chief Operating Officer of Alamo Rent-a-Car. From 1989 to 1995, Mr. Ballou was President of the Travel Services Group of American Express Company. Mr. Ballou is a Director of CDI and Alliance Data Systems Corp., a transaction, credit and database marketing services firm.
W. Francis Brennan Age: 65	1998
		Mr. Brennan is a retired Executive Vice President of UNUM Corporation, a life and health insurance company, where he served on the boards of UNUM's insurance affiliates in the United States, Canada, the United Kingdom and Japan. He joined UNUM in 1984 and retired in 1995. Prior to joining UNUM, Mr. Brennan was a Vice President with Connecticut General Life Insurance Company.

Edward L. Meyer, Jr. Age: 64	2000
		Mr. Meyer is Chairman of the Board of Anamax Corporation, a food by-products recycling company, and its affiliated companies. He was named Chairman of the Board in 1997, after serving as President and Secretary earlier in his 40-year career with Anamax Corporation. Mr. Meyer is a director of Marshall & Ilsley Corporation, a bank holding company.
J. Gus Swoboda Age: 66	1998
		Mr. Swoboda is a retired Senior Vice President of Wisconsin Public Service Corporation, an electric and gas utility, where he also held various other senior management positions. He joined Wisconsin Public Service in 1959 and retired in 1997. Mr. Swoboda was the Chairman of the Board of First Northern Capital Corp. from 1995 until its acquisition by Bank Mutual Corporation in November 2000. He is a director of Bank Mutual Corporation, and Chairman of the Board of its subsidiary, First Northern Saving Bank.

CONTINUING DIRECTORS
DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2004

	Director Since	Principal Occupation during Past Five Years
Mark A. Brodhagen, DDS Age: 53	2000	Dr. Brodhagen, a practicing dentist, is the owner and President of Mark A. Brodhagen DDS, SC (d/b/a Brodhagen Dental Care) in Green Bay, Wisconsin, which he founded in 1974. He is a member of the Wisconsin and American Dental Associations. He has also served as a dental consultant to a number of managed health care companies.
Kenneth L. Evason Age: 52	2002
		Mr. Evason has been a Director, President and Chief Executive Officer of Jacobus Wealth Management, Inc., an investment management company, since June 2001. From 1987 to 2000, he was President and Chief Executive Officer of Clarica U.S. Inc. (formerly Mutual Group, U.S.), a financial services organization.
Eugene A. Menden Age: 71	1991
		Mr. Menden is a retired Vice President and director of Marquette Medical Systems, Inc. (formerly known as Marquette Electronics, Inc.), a manufacturer of medical electronic products, where he also held various other senior management positions in his over 20-year career with the company. He retired in 1992.
Samuel V. Miller Age: 56	1998
		Mr. Miller has been Chairman of the Board, President and Chief Executive Officer of the Company since September 1998. He was an Executive Vice President of the Company from 1995 to 1998. From 1994 to 1995, Mr. Miller was a member of the executive staff planning group with the Travelers Group, serving as Chairman and Group Chief Executive of National Benefit Insurance Company and Primerica Financial Services Ltd. Of Canada. Prior to 1994, Mr. Miller spent 10 years as President and Chief Executive Officer of American Express Life Assurance Company.

Michael T. Riordan Age: 51	1998
		Mr. Riordan was the Chairman, President and Chief Executive Officer of Paragon Trade Brands, Inc., a disposable diaper manufacturer, from May 2000 to February 2002. He was President and Chief Operating Officer of Fort James Corporation, a consumer products company, from 1997 to 1998 and held various positions including Chairman, President and Chief Executive Officer of Fort Howard Corporation from 1992 to 1997. He is also a director of The Dial Corporation and Wallace Computer Services, Inc.
DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2003
Thomas R. Hefty Age: 54	2002
		Mr. Hefty has been Chairman of the Board, President and Chief Executive Officer of Cobalt Corporation since 1998, and has been Chairman of the Board since 1988 and President since 1986 of BCBSUW. Prior to the spin-off in 1998, Mr. Hefty was President of United Wisconsin Services, Inc. (now known as the Company) from 1986 through 1998 and Chairman of the Board and Chief Executive Officer of United Wisconsin Services, Inc. from 1991 through 1998. He was Deputy Insurance Commissioner for the Office of the Commissioner of Insurance for the State of Wisconsin from 1979 to 1982. Mr. Hefty is a Director of BCBSUW, Cobalt and Artisan Funds, Inc., an investment company.
James C. Hickman Age: 74	1991
		Mr. Hickman has been an Emeritus Professor and Emeritus Dean of the School of Business at the University of Wisconsin-Madison ("UW School of Business") since July 1993. He was a Professor at the UW School of Business from 1972 to 1993, serving as Dean from 1985 to 1990.
William R. Johnson Age: 75	1993
		Mr. Johnson has been Chairman of the Board of Johansen Capital Associates, Inc., a financial and investment consulting firm, since 1986. Before establishing Johansen Capital, he was founder, Chairman, President and Chief Executive Officer of National Investment Services of America, Inc.
H.T. Richard Schreyer Age: 61	2000
		Mr. Schreyer was managing partner and audit partner in Ernst & Young LLP's Milwaukee office from 1985 until his retirement from the accounting firm in 1998. He served in various other management positions during his 35-year career with Ernst & Young LLP.
Frank L. Skillern Age: 65	1998
		Mr. Skillern was Chief Executive Officer of American Express Centurion Bank, a consumer bank located in Salt Lake City, Utah, from 1996 until his retirement in 1999. He was Chairman of the Board of Directors of American Express Centurion Bank from his retirement to December 2000, having served as a director since 1991. From 1994 to 1996 he was President, Consumer Card Group, USA, American Express Travel Related Services Company ("TRS"), having served as an Executive Vice President of TRS for the prior two years.

Meetings of the Board of Directors and Committees of the Board of Directors

        In fiscal 2001, the Board of Directors held six meetings. During 2001, each director attended at least 93% of the meetings of the Board and committees of the Board of which the director was a member. The major standing committees of the Board of Directors are the Audit, Compensation, Executive and Finance Committees.

        The Audit Committee performs the functions set forth in the Audit Committee Report contained in this proxy statement and the Audit Committee Charter attached hereto as Appendix A. The Audit Committee is composed entirely of "independent" directors as that term is defined by the New York Stock Exchange. The members of the Audit Committee are Messrs. Menden (Chairman), Brennan, Hickman, Schreyer and Swoboda. The Audit Committee held four meetings during 2001.

        The Compensation Committee evaluates the performance of the Company's executive officers; determines the compensation of the executive officers; acts as the nominating committee for directors; makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation; administers the Company's equity-based compensation plans; administers the other compensation plans for executive officers and directors; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Compensation Committee will consider a nominee for election to the Board of Directors recommended by a shareholder if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws relating to nominations by shareholders. The Compensation Committee is composed entirely of outside directors. The members of the Compensation Committee are Messrs. Ballou (Chairman), Riordan, Brennan and Skillern. The Compensation Committee held four meetings during 2001.

        The Finance Committee approves investment policies and plans; monitors the performance of the Company's investment portfolio; consults with management regarding the Company's capital structure and material transactions involving real estate, accounts receivable and other assets; monitors the amounts and types of insurance carried by the Company; monitors the Company's relationship with its lenders; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The members of the Finance Committee are Messrs. Johnson (Chairman), Brodhagen, Menden, Meyer, Miller and Skillern. The Finance Committee held three meetings during 2001.

        The Executive Committee discharges certain responsibilities of the Board of Directors when so instructed by the Board. When the Board of Directors is not in session, the Executive Committee may exercise all of the powers and authority of the full Board in the management of the business and affairs of the Company to the extent allowed by the Wisconsin Business Corporation Law. The members of the Executive Committee met in executive session seven times during 2001. The members of the Executive Committee are Messrs. Miller (Chairman), Ballou, Hickman and Riordan.

Compensation of Directors

        Directors who are officers or employees of the Company, Cobalt, BCBSUW or their affiliates do not receive any compensation for service as members of the Board of Directors or committees of the Board. During 2001, directors who were not officers or employees of the Company, Cobalt, BCBSUW or their affiliates received a $20,000 annual fee, $1,200 per meeting for attendance at Board meetings and $1,000 per meeting for attendance at committee meetings. In addition, each committee chairman received a $3,600 annual fee and other committee members received a $1,800 annual fee. The Company also reimburses directors for their travel expenses in connection with their attendance at Board and committee meetings. The payment of a director's annual fees and meeting fees may be deferred by any director at such director's election pursuant to the Company's Directors Deferred Compensation Plan until the later of the date of termination of such director's service as a non-employee director or the date specified by such director in his deferred election form.

        Pursuant to the terms of the Company's 1995 Director Stock Option Plan, new directors that are not employees of the Company, Cobalt, BCBSUW or their affiliates receive stock option grants upon their election to the Board to purchase 5,000 shares of Common Stock. Directors of the Company that are not employees of the Company, Cobalt, BCBSUW or their affiliates also participate in the Company's Equity Incentive Plan. During 2001, stock options to purchase 8,000 shares of Common Stock were granted to each non-employee director at an exercise price of $10.20 per share, the fair market value of the Common Stock on the date of grant. The options will become exercisable for one-third of the shares of Common Stock subject to the option on each of the first three anniversaries of the date of grant. Exercisability of unvested options is accelerated in the event of a director's death, disability or retirement, or upon a "change in control" as defined in the Equity Incentive Plan or a "triggering event" as defined in the 1995 Director Stock Option Plan. Determination of the number of shares granted under the Equity Incentive Plan in 2001 to non-employee directors was based on a grant date present value of competitive annual stock option grant amounts.

        During 2001, the Company paid William R. Johnson, a director of the Company, $17,630 for consulting services related to investor relations activities provided by Mr. Johnson to the Company. The consulting arrangement was conducted on an arm's-length basis and was completed during 2001.

Nominations for Directors by Shareholders

        Article II, Section 2.01(B) of the Company's Bylaws provides that if a shareholder desires to make a nomination for the election of directors at an annual meeting, he or she must give timely written notice of the nomination to the Secretary of the Company. Notice is timely if received by the Secretary at the Company's principal office in the year of the applicable annual meeting not less than 60 days nor more than 90 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. The annual meeting of shareholders is generally held in mid to late May. The notice must set forth the shareholder's name and address as they appear on the Company's books; the class and number of shares of Common Stock beneficially owned by such shareholder; a representation that such shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy, to make the nomination; the name and residential address of the nominee; a description of all arrangements or understandings between the shareholder and the nominee (and any other person or persons) pursuant to which the nomination is to be made; the written consent of the nominee to serve, if elected; and certain other information. The notice must be signed by the shareholder of record who intends to make the nomination (or his or her duly authorized proxy or other representative) and must bear the date of signature of such shareholder or representative. Article II, Section 2.02(B) of the Bylaws provides that notices with respect to any nomination for a Board election to be held at any special meeting must contain all the information set forth above and must be received by the Secretary of the Company not earlier than 90 days and not later than the later of 60 days prior to the special meeting or ten days after notice of such meeting is first given to shareholders. The Bylaws require similar notice with respect to shareholder proposals for other action to be taken at a meeting of shareholders (see "SHAREHOLDER PROPOSALS"). Shareholders wishing to submit a nomination should review the Bylaw requirement regarding nominations by shareholders and should communicate with the Secretary of the Company at American Medical Security Group, Inc., 3100 AMS Boulevard, Green Bay, Wisconsin 54313, for further information. Compliance with the Bylaw advance notice requirements does not confer any right to have a shareholder nomination or proposal included in the Company's proxy statement or form of proxy unless the Board of Directors determines to adopt or recommend the nomination or proposal for such inclusion.

        The Board of Directors of the Company unanimously recommends that you vote "FOR" each of the Board's nominees on the enclosed proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of shares of Common Stock by (1) each person or entity known to the Company to own beneficially more than 5% of the shares of the outstanding Common Stock, (2) each director and each nominee for director of the Company, (3) each executive officer of the Company named in the Summary Compensation Table below, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder listed below has sole voting and dispositive power with respect to shares of Common Stock beneficially owned. Information is as of March 31, 2002, for directors, nominees for director and executive officers. Information for 5% shareholders (other than Mr. Miller) is as disclosed in reports regarding such ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Exchange Act.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
Blue Cross & Blue Shield United of Wisconsin(2) 401 W. Michigan Street Milwaukee, WI 53203	4,909,525	39.0%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,195,900	9.5
Heartland Advisors, Inc.(3) 789 North Water Street Milwaukee, WI 53202	1,111,600	8.8
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	1,088,400	8.6
Samuel V. Miller(5)(6) 3100 AMS Boulevard Green Bay, WI 54313	758,818	5.7
Roger H. Ballou	20,848	*
W. Francis Brennan	29,000	*
Mark A. Brodhagen	1,667	*
Kenneth L. Evason(6)	—	*
Thomas R. Hefty(2)(6)	176,705	1.4
James C. Hickman(6)	19,200	*
William R. Johnson(6)	38,000	*
Eugene A. Menden(6)	20,500	*
Edward L. Meyer, Jr.	1,667	*
Michael T. Riordan(5)	24,000	*
H.T. Richard Schreyer(5)	6,792	*
Frank L. Skillern	29,000	*
J. Gus Swoboda	20,500	*
Gary D. Guengerich	185,438	1.5
James C. Modaff	102,750	*
Thomas G. Zielinski	126,893	1.0
Timothy J. Moore	88,363	*
All directors and executive officers as a group: 21 persons	1,695,768	12.0

*
Less than 1%.

(1)
Includes the following number of shares which the individual has the right to acquire within 60 days of March 31, 2002, upon the exercise of stock options: Mr. Miller, 727,318 shares; Messrs. Ballou, Brennan, Hickman, Johnson, Menden, Riordan, Skillern, and Swoboda, 19,000 shares each; Messrs. Brodhagen, Meyer and Schreyer, 1,667 shares each; Mr. Hefty, 155,543 shares; Mr. Guengerich, 170,538 shares; Mr. Modaff, 102,750 shares; Mr. Zielinski, 106,250 shares; Mr. Moore, 79,886 shares; and all directors and executive officers as a group, 1,541,248 shares.

(2)
The 4,909,525 shares owned by BCBSUW after the Share Repurchase are deemed to be beneficially owned by Cobalt Corporation, 401 West Michigan Street, Milwaukee, WI 53203, and by Wisconsin United for Health Foundation, Inc. ("Foundation"), 410 E. Doty Street, Madison, WI 53701. Cobalt is the sole owner of BCBSUW and the Foundation beneficially owns approximately 77.5% of the outstanding shares of Cobalt's common stock. As President of BCBSUW, Mr. Hefty may be deemed an indirect beneficial owner of the 4,909,525 shares owned by BCBSUW. Mr. Hefty has disclaimed beneficial ownership of such shares.

(3)
The 1,111,600 shares may be deemed beneficially owned by William J. Nasgovitz as a result of his position as President and as a principal shareholder of Heartland Advisors, Inc. and as an officer and director of Heartland Group, Inc. Mr. Nasgovitz's address is 789 North Water Street, Milwaukee, WI 53202. Heartland Advisors, Inc. has sole voting power with respect to 436,900 shares and sole dispositive power with respect to 1,111,600 shares beneficially owned and does not have shared voting or shared dispositive power with respect to any shares. Mr. Nasgovitz has sole voting power with respect to 500,000 shares of the 1,111,600 shares beneficially owned.

(4)
Wellington Management Company, LLP has shared voting power with respect to 388,900 shares and shared dispositive power with respect to 1,088,400 shares beneficially owned and does not have sole voting power or sole dispositive power with respect to any shares.

(5)
Includes the following shares owned jointly with such person's spouse, with respect to which such person shares voting power and dispositive power: Mr. Miller, 6,500 shares; Mr. Riordan, 5,000 shares; and Mr. Schreyer, 2,000 shares.

(6)
Messrs. Evason, Hefty, Hickman, Johnson, Menden and Miller are the beneficial owners of shares of common stock of Cobalt, whose wholly owned subsidiary, BCBSUW, owns 39% of the issued and outstanding shares of the Company's Common Stock. The individuals beneficially own the following shares of Cobalt common stock, which includes shares indicated that the individual has the right to acquire within 60 days of March 31, 2002, upon the exercise of stock options to purchase Cobalt common stock: Mr. Evason, 16,900 shares; Mr. Hefty, 562,163 shares including 528,579 stock options; Mr. Hickman, 6,826 shares including 6,626 stock options; Mr. Johnson, 8,626 shares including 6,626 stock options; Mr. Menden, 8,126 shares including 6,626 stock options; and Mr. Miller, 200,019 shares including 198,019 stock options.

        As of the record date, April 15, 2002, BCBSUW owned 39% of the issued and outstanding shares of the Common Stock. During 2001, James C. Hickman, a director of the Company, was a director of BCBSUW until March 23, 2001. Mr. Hickman and Eugene A. Menden, another director of the Company, were also directors of United Wisconsin Services, Inc., now known as Cobalt, until March 23, 2001 (see "CERTAIN TRANSACTIONS" below). Cobalt is the sole shareholder of BCBSUW. Pursuant to the Stock Purchase Agreement, BCBSUW has agreed that it will vote in favor of the Company's nominees for election at the Meeting (see "CERTAIN TRANSACTIONS—Stock Purchase Agreement" below).

EXECUTIVE COMPENSATION

        The following table summarizes the total compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered to the Company for the fiscal years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensa- tion ($)(2)	Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)(3)	All Other Compensa- tion ($)(4)
Samuel V. Miller Chairman of the Board, President & Chief Executive Officer	2001 2000 1999	$700,000 500,000 500,000	$700,000 500,000 500,000	$5,619 3,372 18,628	$138,750 — —	(5)	— 200,000 148,000	$27,000 34,620 2,000
Gary D. Guengerich Executive Vice President, Chief Financial Officer & Treasurer	2001 2000 1999	286,938 273,272 260,000	271,200 75,000 67,600	4,211 4,889 5,226	— — —		50,000 55,000 68,000	13,030 7,678 —
James C. Modaff(6) Executive Vice President & Chief Actuary	2001 2000 1999	286,508 271,174 108,000	304,200 75,000 130,000	7,748 6,307 6,741	— — —		50,000 55,000 178,000	13,057 12,683 3,060
Thomas G. Zielinski(6) Executive Vice President of Operations	2001 2000 1999	286,508 270,898 93,000	304,200 100,000 200,000	10,901 9,646 980	— — —		50,000 55,000 185,000	11,985 11,636 1,400
Timothy J. Moore Senior Vice President, General Counsel & Secretary	2001 2000 1999	198,462 188,511 180,000	125,500 37,000 37,000	— — —	— — —		25,000 20,000 27,000	8,477 6,411 3,991

(1)
Bonus amounts represent amounts earned under incentive bonus plans and, in Mr. Miller's case, an employment contract, and for Messrs. Modaff and Zielinski include new hire recruitment bonuses and minimum guaranteed bonuses for services during 1999, the year in which they were first employed (see footnote 6).

(2)
Amounts represent reimbursement for the payment of taxes related to compensation recognized in connection with moving expenses and the personal use of Company vehicles and airplane. The amounts indicated do not include perquisites and other personal benefits for the Named Executive Officers, which, for each officer, did not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus.

(3)
These options are granted under the Company's Equity Incentive Plan, which permits limited transfers of nonqualified stock options to certain members of the optionee's immediate family or to a trust for their benefit.

(4)
Amounts represent the Company's matching contributions to the Company's retirement savings plan and nonqualified executive retirement plan.

(5)
Consists of a grant of 25,000 shares of restricted Common Stock pursuant to an agreement entered into with Mr. Miller on July 9, 2001. The restricted stock grant was subject to vesting on the earlier of five years from the date of grant or the date on which shares of the Company's Common Stock traded at $10.25 per share or more for 10 consecutive trading days. The restricted stock vested on December 14, 2001, with a value of $266,250 based on the $10.65 closing price of Common Stock on that date (see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION—Chief Executive Officer Compensation").

(6)
Messrs. Modaff and Zielinski became employees of the Company on August 2, 1999 and August 23, 1999, respectively.

        The following table details the stock options granted to the Named Executive Officers during 2001, each of which was granted pursuant to the Equity Incentive Plan. No stock appreciation rights ("SARs") were granted during 2001.

Option/SAR Grants in Last Fiscal Year (1)

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Option/SARs Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)	Expiration Date
					5% ($)	10% ($)
Samuel V. Miller	—	—%	$—	—	$—	$—
Gary D. Guengerich	50,000	14.8	10.20	11/28/2013	405,887	1,090,599
James C. Modaff	50,000	14.8	10.20	11/28/2013	405,887	1,090,599
Thomas G. Zielinski	50,000	14.8	10.20	11/28/2013	405,887	1,090,599
Timothy J. Moore	25,000	7.4	10.20	11/28/2013	202,943	545,299

(1)
The grants consisted entirely of nonqualified stock options granted pursuant to the Equity Incentive Plan. All options granted to the Named Executive Officers have a term of 12 years, subject to earlier expiration in certain events related to termination of employment. The options were granted at 100% of the fair market value of the Company's Common Stock on the date of grant and become exercisable as to 25% of such options on each of the first four anniversaries of the date of grant. Exercisability of unvested options is accelerated in the event of the optionee's death or disability, or upon termination of employment as a result of a change of control. A change in control generally occurs upon (1) any person, or group as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 40% or more of the Company's outstanding voting securities, (2) a merger, consolidation or reorganization of the Company with another entity in which the outstanding voting securities of the Company are converted into less than 60% of the voting securities of the surviving entity, (3) a sale of all or substantially all of the assets of the Company, (4) a majority of the Board of Directors of the Company are replaced as a result of an actual or threatened contested election of directors, or (5) the shareholders approve a plan of liquidation or dissolution of the Company. Except in the event of termination of employment as a result of a change of control, no option may be exercised within the first six months following the date of grant. The options permit limited transfers to certain members of the optionee's immediate family or to a trust for their benefit.

(2)
The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. There is no assurance that the value realized by an optionee will be at or near the assumed 5% and 10% annual rates of stock price appreciation shown in this table.

        No stock options or SARs were exercised by any of the Named Executive Officers during 2001. The number of unexercised options and the total value of unexercised in-the-money options at December 31, 2001, are shown in the following table. No SARs were outstanding at December 31, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year
And Fiscal Year End Option/SAR Values

	Number of Securities Underlying Unexercised Option/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Samuel V. Miller	727,318	249,000	$1,355,654	$1,635,550
Gary D. Guengerich	170,538	155,250	459,821	681,878
James C. Modaff	102,750	180,250	419,034	731,253
Thomas G. Zielinski	106,250	183,750	534,672	846,891
Timothy J. Moore	79,886	68,500	193,060	276,856

(1)
The value of unexercised in-the-money options represents the positive spread between the $12.45 per share closing price of the Company's Common Stock as reported on the New York Stock Exchange composite tape on December 31, 2001, and the exercise price of unexercised options. The actual amount, if any, realized upon exercise of options will depend on the market price of the Common Stock relative to the per share exercise price at the time the option is exercised.

Employment and Related Agreements

        Mr. Miller is a party to an Employment Agreement (the "Miller Agreement") with the Company dated as of September 28, 2000, as amended, which supersedes an Employment and Noncompetition Agreement dated as of April 7, 1998. The Miller Agreement contains customary employment terms. The terms of the Miller Agreement, which expires on December 31, 2003, provide for automatic one-year extensions (unless notice not to extend is given by either party at least 30 days prior to the end of the effective term) and beginning January 1, 2001, provide for an annual base salary of $700,000 and annual performance bonuses ranging from zero to 132% of base salary. Such performance bonus amounts are dependent upon the achievement of target performance goals determined by the Compensation Committee. Any portion of Mr. Miller's performance bonus that is not deductible as a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") is deferred and held in a rabbi trust. In the event of termination of Mr. Miller's employment by the Company without "cause" (as defined in the Miller Agreement), resignation by Mr. Miller for "good reason" (as defined in the Miller Agreement) or if the Company does not renew the Miller Agreement, Mr. Miller will be entitled to receive payments equal to three times his base salary and three times the average of his performance bonus earned for the two most recent fiscal years preceding employment termination. In addition, Mr. Miller will be entitled to continuation of medical and dental coverage for three years. The Miller Agreement also includes noncompetition and confidentiality provisions.

        Messrs. Guengerich, Modaff, Zielinski and Moore participate in the American Medical Security Group, Inc. Change of Control Severance Benefit Plan, as amended, (the "Severance Plan"). Benefits are payable under the Severance Plan if, during a period beginning six months prior to a "change of control" and ending on the second anniversary of a change of control, (1) the participant's employment is terminated by the Company, except for "cause," as defined in the Severance Plan, death or disability, or (2) the participant voluntarily terminates employment with "good reason," as defined in the Severance Plan. For purposes of the Severance Plan, a "change of control" shall have occurred upon (1) any person, or group as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 40% or more of the Company's outstanding voting securities, (2) a merger, consolidation or reorganization of the

Company with another entity in which the outstanding voting securities of the Company are converted into less than 60% of the voting securities of the surviving entity, (3) a sale of all or substantially all of the assets of the Company, (4) a majority of the Board of Directors of the Company are replaced as a result of an actual or threatened contested election of directors, or (5) the shareholders approve a plan of liquidation or dissolution of the Company. Severance Plan benefits include the payment of severance equal to the sum of (1) three times the higher of the executive's current salary or average salary for the prior two years, (2) three times the higher of the executive's target bonus for the year of employment termination or annual bonus received for the prior year, and (3) the amount of the executive's target bonus for the year of employment termination prorated for the portion of the year prior to termination. In addition, the Company would also provide health, dental, long-term disability and life insurance coverage for the same periods of time. In the event the executive qualifies for severance benefits under any other agreement with the Company, benefits payable under the Severance Plan are reduced by the amount of the benefits paid pursuant to the other agreement. The Miller Agreement provides for the payment of severance benefits to Mr. Miller following termination of employment as a result of a change of control on substantially the same terms as payments under the Severance Plan to the other executives in the event of a change of control.

        In connection with the employment offers accepted by Messrs. Guengerich, Modaff, Zielinski and Moore, the Company has also agreed to provide Messrs. Guengerich, Modaff, Zielinski and Moore with severance benefits in the event of termination of their employment by the Company without cause. These benefits include payments equal to one year's salary and medical insurance coverage for one year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of four independent, non-employee directors. The Compensation Committee establishes and directs the administration of all programs under which executive compensation is paid or awarded to the Company's executive officers. In addition, the Compensation Committee evaluates executive officer performance and assesses the overall effectiveness of the Company's executive compensation programs.

Compensation Philosophy and Objectives

        The Company's compensation and benefit programs are designed to:

  •
  Attract and retain top level executive talent required to attain the Company's short- and long-term goals.

  •
  Motivate executives to achieve the goals of the Company's business strategy.

  •
  Link executive and shareholder financial interests through appropriate equity-based long-term incentive plans.

  •
  Provide executives with a compensation package that recognizes individual contributions and overall business results.

Elements of Executive Compensation

        The elements of executive compensation include base salary, an annual incentive program and an equity incentive plan. The Compensation Committee's decisions with respect to each of these elements are discussed below. While the elements of compensation described in this report are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including salary, incentive compensation, retirement and other benefits. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than the Chief Executive Officer ("CEO"), the Compensation Committee takes into account the views of the CEO.

        Each year the Compensation Committee reviews the Company's executive compensation program to ensure that pay opportunities are competitive with the current market and that there is appropriate linkage between Company performance and executive compensation. This process includes consultation with a national compensation and benefits consultant on issues of base salary, annual incentive awards, stock options and other long-term equity awards, and overall compensation. The Compensation Committee's review includes a comparison of the Company's executive compensation against an appropriate peer group and general industry data of comparably sized companies.

        The peer group consists of a group of companies against which the Company competes in the marketplace and competes for executive talent. The peer group includes a composite of health and life insurance companies as surveyed by the Company's executive compensation consultant. Because many of the peer group companies are significantly larger than the Company, peer group compensation data is statistically regressed for purposes of compensation comparisons in order to ascertain the predicted level of compensation for an organization with annual revenue comparable to the Company's. The companies in the peer group comprise the peer index included in the Performance Graph contained in this proxy statement.

Base Salary

        Base salaries for executive officers are initially determined by evaluating and comparing the responsibilities of their positions and experiences and by reference to the competitive marketplace for executive talent. Qualitative factors including time in position, responsibilities and experience are also considered in establishing base salaries. Base salary adjustments for 2001 generally resulted in salaries at the competitive median or slightly below the competitive median of executives in the peer group, except for the CEO whose base salary is discussed below.

Annual Incentive Compensation

        The Company's executive officers are eligible for an annual performance bonus under the Company's executive management incentive program (the "Annual Program"). The Annual Program emphasizes the achievement of internal financial goals that are aligned with the interest of the Company's shareholders. Bonuses paid under the Annual Program have two components: (1) achievement of corporate performance goals and (2) an assessment of specific job performance characteristics. Performance bonuses are weighted 60% on achievement of corporate performance goals and 40% on a qualitative evaluation of individual job performance. The corporate performance factor for 2001 was earnings before interest, taxes, depreciation and amortization ("EBITDA"). Target incentive opportunities are set, when combined with base salaries, to result in total cash compensation (base salary and annual incentives) at the competitive median.

        The Annual Program is designed to align executive compensation with the profitability of the Company and to reward those executives who made significant contributions to the Company's business objectives. Participants in the Annual Program are high performers around whom the Company's high performance work culture is built. The Compensation Committee uses discretion in evaluating each executive's individual performance.

        For 2001, the potential range of bonus awards for executive officers (other than the CEO) was zero to 120% of annual base salary with the actual payout ranging from 53% to 105% of base salary. In determining the corporate performance component of the annual performance bonuses for 2001, the Compensation Committee considered the achievement of the Company EBITDA performance goal excluding a nonrecurring litigation charge taken during the year. Bonus awards for the individual performance component were based on a subjective assessment of each executive's performance with input from the CEO. The performance awards for fiscal 2001 were paid in the first quarter of 2002.

Long-Term Incentive Compensation

        Long-term incentives are provided primarily pursuant to the Company's Equity Incentive Plan, as amended (the "Equity Incentive Plan"), which provides for the grant of stock options, stock appreciation rights, restricted stock, and performance units and performance shares.

        The purpose of the Equity Incentive Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees to those of the Company's shareholders, and by further providing employees that receive awards under the Equity Incentive Plan with an incentive for outstanding performance. When awarding long-term incentives, the Compensation Committee considers compensation practices at peer group companies, general industry data, the executive's level of responsibility, prior experience and historical award data.

        The Compensation Committee is responsible for administering the Equity Incentive Plan. During 2001, nonqualified stock option grants were made under the Equity Incentive Plan and an award of 25,000 shares of restricted stock was made to the CEO, which is discussed below under "Chief Executive Officer Compensation." The option grants are designed to motivate employees to maximize shareholder value and maintain a medium to long-term perspective. Option grants are made at no less than the fair market price on the date of grant and generally become exercisable in equal annual installments over a four-year term, expiring no later than 12 years after the date of grant. All full-time active employees of the Company are eligible to participate in the Equity Incentive Plan.

        When determining the size of annual option grants made to executive officers in 2001, the Compensation Committee considered the results of the peer group survey performed by the Company's executive compensation consultant, general industry data gathered by the consultant, recommendations of the CEO for officers other than himself, internal equity among executives, Company performance and the increased value of the Company's common stock. The commonly used Black-Scholes valuation methodology is used to determine grant sizes at competitive value. Option award sizes for 2001 were generally below the competitive median.

        Nonqualified stock options to purchase a total of 175,000 shares were granted to the Company's four executive officers other than the CEO named in the compensation table during fiscal 2001.

Chief Executive Officer Compensation

        Mr. Miller became the CEO of the Company in 1998. On September 28, 2000, he entered into a new employment and noncompetition agreement with the Company with a term ending on December 31, 2003 (the "Miller Agreement"). Under the terms of the Miller Agreement, Mr. Miller's annual base salary is $700,000 and he is eligible for annual performance bonuses ranging from zero to 132% of base salary. Mr. Miller's annual performance bonuses are based 60% on Company performance criteria, which are established by the Compensation Committee, and 40% on individual performance. For 2001, Mr. Miller participated in the Annual Program described above, which used EBITDA for the corporate performance component.

        In determining the corporate performance component of Mr. Miller's annual performance bonus for 2001, the Compensation Committee considered the achievement of the Company EBITDA performance goal excluding a nonrecurring litigation charge taken during the year. The individual performance component of Mr. Miller's 2001 bonus was based on a subjective assessment of his leadership in implementing the overall strategic direction of the Company. For 2001, Mr. Miller received an annual performance bonus of $700,000 or 100% of base salary.

        In 2001, the Compensation Committee evaluated long-term incentive alternatives to address two issues: (1) the large number of outstanding stock options at exercise prices significantly above the Company's then current stock price, some of which were granted prior to the time the current management of the Company was in place, and (2) the limited number of shares remaining available for future grant under the Equity Incentive Plan. As a result of that evaluation, the Company and Mr. Miller entered into an agreement dated July 9, 2001, under which Mr. Miller received 25,000 shares of restricted stock upon his surrender of (1) a nonqualified stock option to purchase 198,019 shares of Company Common Stock at an exercise price of $15.76 per share, which had a remaining option term of six years, and (2) a nonqualified stock option to purchase 245,838 shares of Company Common Stock at an exercise price of $16.27 per share, which had a remaining option term of seven years. On the date of grant, the restricted stock had a value of $138,750 based on the $5.55 per share closing price of the Company's Common Stock. The primary reason for the surrender of Mr. Miller's stock options for the restricted stock was to increase the pool of shares available for future grant under the Equity Incentive Plan. The surrender of stock options by Mr. Miller more than doubled the number of shares available for future grant under the Equity Incentive Plan. The Compensation Committee used its discretion in determining the size of the restricted stock grant. The restricted stock grant was subject to vesting on the earlier of five years from the date of grant or the date on which shares of the Company's Common Stock traded at $10.25 per share or more for 10 consecutive trading days. Mr. Miller's restricted stock vested on December 14, 2001, due to the achievement of the target stock price.

        In January 2002, Mr. Miller received options to purchase 160,000 shares of Company Common Stock at an exercise price of $12.25 per share. This equity interest recognized Mr. Miller's leadership and provides an appropriate link to the interests of shareholders. When determining the size of the CEO's option grant, the Compensation Committee considered the results of the peer group survey performed by the Company's executive compensation consultant, historical grant levels and Mr. Miller's overall compensation. Based on the commonly used Black-Scholes valuation methodology, Mr. Miller's grant was positioned below the 50th percentile of competitive practice.

        Pursuant to the Miller Agreement, Mr. Miller participates in a deferral program whereby any portion of his annual performance bonus that is not deductible as a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") is deferred until he is no longer an employee of the Company or he is no longer considered a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code. Deferred amounts are held in a rabbi trust and are credited with interest at a rate equal to a money market rate.

Policy on Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the Company's federal income tax deduction for compensation to its CEO and any of its four other highest paid executive officers to $1 million. Qualified performance-based compensation is not subject to the $1 million limitation, provided certain requirements of Section 162(m) are satisfied. In 2001, none of the Company's executives received compensation in excess of $1 million for purposes of Section 162(m) and all executive compensation paid in fiscal 2001 is fully deductible. In order to preserve the deductibility of Mr. Miller's compensation, a portion of his annual incentive for 2001 was deferred pursuant to the deferral program described above.

Conclusion

        After its review of the total compensation program for the executives of the Company, the Compensation Committee continues to believe that these executive compensation policies and practices serve the interests of the shareholders and the Company effectively. We also believe that the various compensation programs offered are appropriately balanced to provide increased motivation for executive officers to contribute to the Company's overall future success, thereby increasing the value of the Company for the shareholders' benefit. The Compensation Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the ongoing needs of the Company.

COMPENSATION COMMITTEE Roger H. Ballou, Chairman W. Francis Brennan Michael T. Riordan Frank L. Skillern

PERFORMANCE GRAPH

        Two performance graphs are presented below to provide cumulative shareholder return information for the Company on (1) a post-Spin-off (as defined below in "CERTAIN TRANSACTIONS") basis reflecting continuing operations and (2) a five-year historical basis, as is required by Exchange Act reporting regulations (see "CERTAIN TRANSACTIONS" for a description of the Spin-off).

        The first graph compares the cumulative shareholder return of the Company's Common Stock for the period from September 28, 1998 (the first day of trading on the New York Stock Exchange following the completion of the Spin-off) through December 31, 2001, to the cumulative total returns of the NYSE/AMEX/Nasdaq Stock Market and a peer group of issuers selected by the Company. The second performance graph compares the cumulative shareholder return of the Company's Common Stock (traded on the New York Stock Exchange prior to the Spin-off under the listing of United Wisconsin Services, Inc. and after the Spin-off under the listing of American Medical Security Group, Inc.) for the five-year period ended December 31, 2001, to the cumulative total returns of the same market and peer group as the short-period graph.

        The peer group consists of a composite of life and health insurance companies against which the Company competes in the marketplace. The following companies are included in the peer group: Aetna Inc.; United Healthcare Corporation; Humana, Inc.; Pacificare Health Systems, Inc.; Health Net, Inc. (f/n/a Foundation Health Systems, Inc.); Wellpoint Health Networks, Inc.; Oxford Health Plans, Inc.; Jefferson-Pilot; Unitrin, Inc.; Trigon Healthcare, Inc.; Sierra Health Services, Inc.; and Rightchoice Managed Care, Inc. The Company also uses this peer group for executive compensation comparison purposes.

        The graphs assume an investment of $100 in each of the Company's Common Stock, the NYSE/AMEX/Nasdaq Stock Market and the peer group of issuers at the beginning of the periods (September 28, 1998, and December 31, 1996, as the case may be) and assume reinvestment of dividends. In the five-year graph, the Spin-off of the Company's managed care and specialty products business was treated as a special dividend of $7.19 per share that was reinvested in Company Common Stock on September 28, 1998, the first day of trading following the Spin-off. The line graphs are not intended to be indicative of future stock performance.

Comparison of Cumulative Total Returns
From September 28, 1998 through December 31, 2001
Performance Graph
American Medical Security Group, Inc.

	9/28/98	12/31/98	6/30/99	12/31/99	6/30/00	12/31/00	6/30/01	12/31/01
American Medical Security Group, Inc.	$100.00	$139.63	$84.15	$58.54	$67.07	$58.54	$54.34	$121.46
NYSE/AMEX/Nasdaq Stock Market (US Companies)	100.00	118.01	132.23	147.90	146.15	131.03	123.70	117.07
Peer Group	100.00	116.09	126.55	100.89	120.10	169.58	149.24	170.59

Comparison of Cumulative Total Returns
From December 31, 1996 through December 31, 2001
Performance Graph
American Medical Security Group, Inc.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
American Medical Security Group, Inc.	$100.00	$99.69	$95.70	$40.12	$40.12	$83.25
NYSE/AMEX/Nasdaq Stock Market (US Companies)	100.00	130.94	161.53	202.45	179.36	160.24
Peer Group	100.00	96.98	109.40	95.07	159.81	160.76

AUDIT COMMITTEE REPORT

        The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management. This included a discussion of the quality, not just the acceptability, of the accounting principles applied, and the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors the judgments of the independent auditors as to the quality, not just the acceptability, of the Company's accounting principles and such other matters that the independent auditors are required to discuss with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees." In addition, the Audit Committee has discussed with the independent auditors the independence of the auditors from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee considered the compatibility of nonaudit services provided by the audit firm with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also met with the internal auditor, with and without management present, to discuss the results of internal examinations.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Eugene A. Menden, Chairman W. Francis Brennan James C. Hickman H.T. Richard Schreyer J. Gus Swoboda

AUDITORS AND PRINCIPAL ACCOUNTING FIRM FEES

        The Board of Directors, upon recommendation of the Audit Committee of the Board, has selected Ernst & Young LLP ("Ernst & Young") as independent auditors for the Company for the year ended December 31, 2002. Ernst & Young has examined the accounts of the Company each year since 1988. Representatives of Ernst & Young will be present at the Meeting, will be available to respond to questions and may make a statement if they so desire.

Fees Billed to the Company by Ernst & Young during Fiscal 2001

  Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $209,475.

  All Other Fees

        The aggregate fees billed by Ernst & Young for services rendered to the Company, other than for services described under "Audit Fees" above, for the fiscal year ended December 31, 2001 were $105,313. Included in these fees is $77,038 for audit related fees. Ernst & Young did not provide any professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

CERTAIN TRANSACTIONS

        On May 27, 1998, the Board of Directors of the Company, then known as United Wisconsin Services, Inc., approved a plan to spin off its managed care companies and specialty products business to its shareholders. On September 11, 1998, the Company contributed all of its subsidiaries comprising the managed care and specialty products business to a newly created subsidiary named "Newco/UWS, Inc.," a Wisconsin corporation ("Newco/UWS"). On September 25, 1998, the Company spun off the managed care and specialty products business through a distribution of 100% of the issued and outstanding shares of common stock of Newco/UWS to the Company's shareholders as of September 11, 1998 (the "Spin-off"). In connection with the Spin-off, the Company adopted its current name of American Medical Security Group, Inc. and Newco/UWS changed its name to United Wisconsin Services, Inc., which is now know as Cobalt Corporation (referred to herein as "Cobalt"). As a result of the transactions entered into in connection with the Spin-off, Cobalt owns the businesses and assets of, and is responsible for the liabilities associated with, the managed care and specialty products business formerly conducted by the Company. The Company continues to own the business and assets of, and is responsible for the liabilities associated with, the Company's individual and small group business described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        As of the record date, April 15, 2002, BCBSUW (Blue Cross & Blue Shield United of Wisconsin) owned 39% of the issued and outstanding shares of the Company's Common Stock. Cobalt is the sole shareholder of BCBSUW.

Stock Purchase Agreement

        On March 19, 2002, the Company entered into the Stock Purchase Agreement with Cobalt and BCBSUW whereby the Company agreed to repurchase 1,400,000 shares of Common Stock from BCBSUW at a price of $13.00 per share in cash (which is equal to the five-day average closing price for the five trading days prior to March 19, 2002, discounted by 6%), or an aggregate of $18,200,000 (the "Share Repurchase"). The Company completed the Share Repurchase on March 22, 2002.

        In addition, pursuant to the Stock Purchase Agreement, Cobalt and BCBSUW agreed to an underwritten secondary offering by BCBSUW of at least 3,000,000 shares of Common Stock (with the exact number of shares to be as many shares as the underwriters advise may be sold therein). We agreed to cooperate in, and pay a portion of the expenses of, the offering. The offering will be conducted in satisfaction of the obligations contained in the Stock Purchase Agreement and the 1998 Registration Rights Agreement described below. The parties will seek to complete the secondary offering as promptly as reasonably possible.

        Upon consummation of the Share Repurchase, BCBSUW withdrew its previously disclosed notice of intention to nominate four persons for election at the Meeting. In accordance with the terms of the Stock Purchase Agreement, on March 19, 2002, the Company's Board of Directors increased the size of the Board to 14 directors and appointed two new directors nominated by Cobalt/BCBSUW, Thomas R. Hefty and Kenneth L. Evason, effective upon the closing of the Share Repurchase, which occurred on March 22,

2002. Pursuant to the Stock Purchase Agreement, Cobalt/BCBSUW is entitled to designate two director nominees to the Board for so long as it holds at least 20% of the issued and outstanding shares of Common Stock and is entitled to designate only one director nominee to the Board for so long as it holds at least 10% but less than 20% of the issued and outstanding shares of Common Stock. Mr. Hefty (or his successor) will resign effective upon the date that Cobalt/BCBSUW owns less than 20% of the then issued and outstanding shares of Common Stock and Mr. Evason (or his successor) will resign effective immediately upon the date that BCBSUW/Cobalt owns less than 10% of the then issued and outstanding shares of Common Stock.

        The Stock Purchase Agreement also contains certain standstill provisions whereby Cobalt/BCBSUW agreed that, for so long as Cobalt/BCBSUW has any nominee on the Board, Cobalt/BCBSUW will not, directly or indirectly, (1) acquire any voting securities of the Company, (2) make or in any way participate in any solicitation of proxies or otherwise influence any person on how to vote (or act by written consent with respect to) any voting securities of the Company for the election of directors or approval of shareholder proposals, (3) seek, propose or make any public statement that is critical of the Company's management or reasonably likely to be publicly disclosed regarding any business combination, sale or purchase of assets or securities or other extraordinary transaction involving the Company or its subsidiaries, (4) deposit any voting securities of the Company in any voting trust, arrangement or agreement (other than a trust, arrangement or agreement that is not formed for the purpose of taking, and does not take, any actions prohibited by the standstill provisions), (5) call or seek to have called any meeting of the shareholders of the Company, (6) otherwise act to control or influence the management, Board, or policies of the Company or make any public statement critical of any nominees recommended by the Board of Directors for election as directors, (7) seek representation on, or a change in the composition of, the Board of the Company, except in accordance with the Stock Purchase Agreement, (8) make any public statement (including a request to waive the standstill provision), or any other statement that would require public disclosure, regarding any of the foregoing, (9) have any discussions or enter into any arrangements with any other person regarding any of the above provisions, or (10) make or disclose any written request, or any written or oral request to the Board, to amend, waive or terminate any of the above provisions, other than oral disclosure to management not requiring public disclosure.

        Cobalt/BCBSUW also agreed that, for so long as Cobalt/BCBSUW has any nominees on the Board, all shares of Common Stock beneficially owned by Cobalt/BCBSUW will (1) be present and counted for a quorum at all of the Company's shareholders' meetings at which directors will be elected and (2) voted in favor of any nominees recommended by the Board of Directors for election as directors. Cobalt/BCBSUW is free to vote its shares in its sole discretion on any other matters, and is free to vote its shares in its sole discretion on the election of directors in the event that the Company is in breach of its obligations relating to the designation of Cobalt/BCBSUW's nominees to the Board of Directors.

        Cobalt/BCBSUW has the right, at any time after December 31, 2002, upon 30 days' prior written notice, to terminate such voting agreements and the standstill provisions (other than the provisions relating to its agreement not to seek representation on, or change the composition of the Board of Directors and not make solicitations, which may not be terminated prior to December 31, 2003) contained in the Stock Purchase Agreement, provided that Cobalt/BCBSUW's nominees then serving on the Board must resign from the Board at the time it gives notice of termination.

        The Company is required by the Stock Purchase Agreement to amend its shareholder rights agreement upon consummation of the secondary offering of Cobalt/BCBSUW's shares if Cobalt/BCBSUW owns more than 12% of the then issued and outstanding shares of Common Stock. Such amendment will provide that an "Acquiring Person" under the shareholder rights agreement (which is the triggering provision of the "flip-in" provisions of the agreement) means any person beneficially owning the lesser of (1) 20% of the outstanding shares of Common Stock or (2) the percentage (rounded up to the nearest whole number) of issued and outstanding shares of Common Stock then held by Cobalt/BCBSUW. If, following consummation of the secondary offering, Cobalt/BCBSUW's percentage ownership of common stock decreases, the Company has the right to further amend the shareholder rights agreement to lower the definition of Acquiring Person to the percentage of issued and outstanding shares of Common Stock then held by Cobalt/BCBSUW.

        A copy of the Stock Purchase Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated March 19, 2002.

Reinsurance Agreements and Certain Insurance Policies

        During 1998, the Company and Cobalt, or their subsidiaries, entered into various quota share reinsurance agreements or amendments to existing reinsurance agreements ("Reinsurance Agreements") pursuant to which each company cedes to the other certain risks related to life insurance, health insurance, dental insurance, point-of-service and other insurance plans. Each company acting as the reinsurer also provides administrative services to the other company acting as the ceding company. As consideration for such reinsurance, the ceding company receives a ceding commission of approximately 0.5% of the gross premiums reinsured under each applicable agreement. In addition, the Company's workers compensation and employers liability insurance policy, which is purchased through an independent agent, and its long-term disability and executive medical reimbursement insurance policies are underwritten by a subsidiary of Cobalt. For fiscal 2001, 2000 and 1999, the Company received $103,221, $107,406 and $115,449, respectively, from Cobalt or its subsidiaries pursuant to the Reinsurance Agreements and paid to Cobalt, its subsidiaries or agents $362, $28,176 and $78,025, respectively, pursuant to the Reinsurance Agreements and $411,701, $536,048 and $461,387, respectively, as premiums for the insurance policies. Thomas R. Hefty, a director of the Company, is an executive officer of Cobalt and its subsidiaries.

Registration Rights Agreement

        The Company and BCBSUW have entered into a Registration Rights Agreement dated as of September 1, 1998, which contains certain registration rights granted by the Company with respect to shares of Company Common Stock owned by BCBSUW. Pursuant to the terms of the agreement, BCBSUW is entitled to certain demand registration rights until the earlier of July 31, 2008, or the date on which BCBSUW owns in the aggregate less than 3% of the Company's outstanding Common Stock. If effected, the secondary offering described above in "—Stock Purchase Agreement" constitutes one of two demand registration rights granted to BCBSUW pursuant to the Registration Rights Agreement (see "CERTAIN TRANSACTIONS—Stock Purchase Agreement" above). In addition, BCBSUW is entitled, subject to certain limitations, to include its shares of Common Stock in a registration statement prepared by the Company for another offering. Also, if BCBSUW proposes to sell its Common Stock to a third party, BCBSUW may request that the Company register its shares prior to such sale, and the Company shall use its best efforts to register all of the shares that BCBSUW proposes to sell. BCBSUW has agreed not to acquire any additional Common Stock of the Company, other than as a result of any stock dividend or distribution, without the consent of the Company, for a period of ten years. The Registration Rights Agreement continues in effect except as modified by the Stock Purchase Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors and any persons who beneficially own in excess of 10% of the shares of the Common Stock to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

        With the exception of one transaction involving Mr. Johnson that was reported late, based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 2001, its executive officers and directors, and BCBSUW complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

        The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

SHAREHOLDER PROPOSALS

        Shareholder proposals for the 2003 Annual Meeting of Shareholders of the Company must be received no later than December 27, 2002, at the Company's principal executive offices, 3100 AMS Boulevard, Green Bay, Wisconsin 54313, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under Rule 14a-8 of the Securities and Exchange Commission's proxy rules.

        Under the Company's Bylaws, written notice of shareholder proposals for the 2003 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's proxy material (shareholder proposals submitted outside the processes of SEC Rule 14a-8) must be received no later than February 25, 2003, and no earlier than January 26, 2003, at the Company's offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws. In order to be "timely" for purposes of Rule 14a-4 of the proxy rules, any such proposal must be submitted no later than February 25, 2003.

AMERICAN MEDICAL SECURITY GROUP, INC.

Timothy J. Moore Secretary
Green Bay, Wisconsin April 26, 2002

A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, HAS BEEN PROVIDED IN THE COMPANY'S ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT. AN ADDITIONAL COPY WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF APRIL 15, 2002, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: TIMOTHY J. MOORE, SECRETARY, AMERICAN MEDICAL SECURITY GROUP, INC., 3100 AMS BOULEVARD, GREEN BAY, WISCONSIN 54313.

Appendix A

AMERICAN MEDICAL SECURITY GROUP, INC.
AUDIT COMMITTEE CHARTER

Organization

        This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors of American Medical Security Group, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the Board of Directors' approval of the charter. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management expertise.

Statement of Policy

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee and the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

        The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee's processes and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

        The financial management and the independent auditors of the Company typically devote more time and receive more detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

        The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  •
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee and the Board of Directors shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the

A-1

    independent auditors. The Committee shall discuss with the independent auditors the independence of the auditors from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

  •
  The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  The Committee, or the Chairman of the Committee, shall review with management and the independent auditors the Company's interim financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Also, the Committee, or its Chairman, shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  •
  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the independent auditors' judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

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AMERICAN MEDICAL SECURITY GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS
JUNE 18, 2002

This proxy is solicited on behalf of the Board of Directors

The undersigned appoints Samuel V. Miller, Gary D. Guengerich and Timothy J. Moore, and each of them, as Proxies, with full power to appoint his substitute, and authorizes each of them to represent and vote as specified on this card with respect to the matters set forth in the accompanying proxy statement, and in the discretion of the above-named Proxies upon all other matters that may properly come before the Annual Meeting of Shareholders of American Medical Security Group, Inc. (the "Company") to be held on Tuesday, June 18, 2002, or any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of the Company that the undersigned would be entitled to vote, with like effect as if the undersigned were personally present and voting.

        This proxy when properly executed will be voted in the manner specified herein by the undersigned shareholder. If no specification is made, this proxy will be voted for Proposal 1.

        IMPORTANT - PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
(continued on reverse side).

AMERICAN MEDICAL SECURITY GROUP, INC. 2002 ANNUAL MEETING
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☐

The Board of Directors unanimously recommends a vote FOR Item 1.

1.	Election of Directors:		For All	Withhold All	For All Except*
	Nominees:	Roger H. Ballou W. Francis Brennan Edward L. Meyer, Jr. J. Gus Swoboda	☐	☐	☐
* To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above and fill in the "For All Except" oval.
2.
In their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.
Dated:	, 2002
Signature(s)

Note: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY
PROMPTLY IN THE ENCLOSED, POSTAGE PRE-PAID ENVELOPE.

QuickLinks

SOLICITATION AND VOTING
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year (1)
Aggregated Option/SAR Exercises in Last Fiscal Year And Fiscal Year End Option/SAR Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Comparison of Cumulative Total Returns From September 28, 1998 through December 31, 2001 Performance Graph American Medical Security Group, Inc.
Comparison of Cumulative Total Returns From December 31, 1996 through December 31, 2001 Performance Graph American Medical Security Group, Inc.
AUDIT COMMITTEE REPORT
AUDITORS AND PRINCIPAL ACCOUNTING FIRM FEES
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
SHAREHOLDER PROPOSALS
  Appendix A
AMERICAN MEDICAL SECURITY GROUP, INC. AUDIT COMMITTEE CHARTER